Exhibit 24A






                          CONSENT OF INDEPENDENT ACCOUNTANT


             I consent to the incorporation by references in the registration statement of General Public Utilities Corporation on Forms S-8 (File Nos. 33-32325 and 33-51035) of my report dated May 3, 1996, on my audit of the financial statements of the General Public Utilities Corporation and Subsidiary System Companies Employee Savings Plan for Nonbargaining Employees as of December 31, 1995 and for the year then ended, which report is included in this Annual Report on Form 11-K.





                                        JOHN MILLIGAN, CPA

























          105-107 N. 22nd Street, 2nd Floor
          Philadelphia, Pennsylvania
          June 27, 1996